UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 7, 2014

PolyOne Corporation

(Exact Name of Registrant as Specified in Its Charter)

Ohio	1-16091	34-1730488
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

PolyOne Center

33587 Walker Road

Avon Lake, Ohio 44012

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (440) 930-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On March 13, 2013, PolyOne Corporation (“PolyOne” or “we”) acquired Spartech Corporation (“Spartech”). Throughout 2013, we have been integrating legacy Spartech businesses within PolyOne. As a result of these efforts, we determined that a portion of the legacy Spartech business that had been initially reported within our Global Specialty Engineered Materials segment will now report to and be reflected within our Performance Products and Solutions segment. These actions were taken to better serve customers and to increase utilization of our manufacturing assets in North America. Additionally, we have realigned certain resources associated with Spartech’s legacy Color and Specialty Compounds segment, based on how these resources will now report within PolyOne’s businesses. Historical quarterly segment information has been retrospectively adjusted to conform to our current reporting structure, which will be effective beginning of the fourth quarter of 2013.

For informational purposes, included in Exhibit 99.1 to this Current Report on Form 8-K is historical unaudited segment information adjusted to reflect the aforementioned changes for each of the first three quarters of 2013.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Segment Information, as Adjusted.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 7, 2014

POLYONE CORPORATION

By:	/s/ Bradley C. Richardson
Name:	Bradley C. Richardson
Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Segment Information, as Adjusted.